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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

CELERA CONTACTS
Media:                                            Investors:
Heather Kowalski                                  Robert Bennett
(240) 453-3343                                    (240) 453-3990
heather.kowalski@celera.com                       robert.bennett@celera.com

AXYS CONTACT
Media and Investors:
Shari Annes
(650) 829-1366
shari_annes@axyspharm.com

              CELERA GENOMICS TO ACQUIRE AXYS PHARMACEUTICALS, INC.

        MERGER EXPECTED TO ADVANCE DRUG DISCOVERY CAPABILITIES FOR CELERA

ROCKVILLE, MD, and SOUTH SAN FRANCISCO, CA--June 13, 2001--Celera Genomics (NYSE: CRA), an Applera Corporation business, and Axys Pharmaceuticals, Inc. (Nasdaq: AXPH), a biopharmaceutical company with expertise in the development of small molecule therapeutics, announced today that they have signed a definitive merger agreement whereby Celera will acquire Axys in a stock-for-stock transaction. The capabilities expected to be acquired through this merger should support and accelerate Celera's expansion into the drug discovery arena.

The transaction, which has been unanimously approved by the Boards of Directors of both companies, is structured as a tax-free reorganization and would be accounted for under the purchase method. Under the terms of the merger agreement, the ultimate value to be received is subject to a collar mechanism. (See Additional Information section below.) Based upon Celera's closing stock price yesterday, Axys stockholders would have receive $4.65 per share payable in Celera common stock. The transaction is subject to customary closing conditions, including approval by Axys stockholders and regulatory approvals.

Over the past three years, Celera has established expertise in generating, integrating, and analyzing genomic data--demonstrating the value of an industrialized approach to understanding biological processes. This information has been the basis for Celera's On-line Information Business. Celera is now leveraging its high-throughput and integrated approaches in bioinformatics, genomics, and proteomics to create a next-generation diagnostic and therapeutic company. Axys is expected to complement Celera's existing capabilities, including its chemical libraries and facilities, high-throughput screening, medicinal chemistry, structural biology, and pre-clinical capabilities that should enable Celera to identify and optimize small molecule therapeutic candidates for its genomic and proteomics discoveries. As part of the planned merger,

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Axys' team of skilled chemists and experienced biologists would be combined with
Celera's scientific teams. In addition to its existing research facilities in the South San Francisco area, Axys also has a 43,000 square foot, state-of-the-art medicinal chemistry facility slated for completion this year.

Axys has partnered research and development programs with several pharmaceutical companies such as Merck & Co., Aventis Pharmaceuticals, Inc., and Bayer AG. These collaborations address medical conditions such as osteoporosis, asthma, inflammatory and autoimmune diseases, and cardiovascular disease. Axys' primary drug discovery research has been directed at proteases--proteins that initiate key biological processes throughout the body. For the past two years Axys has focused its internal research efforts on oncology, specifically angiogenesis, estrogen receptor modulation, tumor metastasis, and apoptosis. Axys has been successful in applying its structure-based drug design technology platform for the identification and optimization of clinical candidates.

"As Celera continues its development as a therapeutic and diagnostic company we will evaluate opportunities necessary to achieve our goals," said Tony L. White, Applera's chief executive officer. "We believe the merger with Axys is a very important step in this process. The company has impressive capabilities in medicinal chemistry, high-throughput screening, and pharmacology that should enhance Celera's therapeutic discovery platforms. We are also impressed with the pharmaceutical research partnerships that Axys has established. We believe Celera will add value to these relationships, and we will continue to look for other collaborations that could utilize the combined capabilities of Axys and Celera."

"Building on its genomic and proteomic platform, Celera is now focused on the identification and evaluation of therapeutic targets that could form the basis of potential new treatments or cures for human disease," said J. Craig Venter, Ph.D., Celera's president and chief scientific officer. "Medicinal chemistry and high-throughput screening capabilities are critical elements to turn these discoveries into important therapeutic agents and move Celera to the next stage as a more fully integrated discovery and development company. We look forward to working together with Axys' impressive integrated chemistry and biology research teams whose broad technical and industry experience have been successful in identifying and optimizing small molecule leads. This, coupled with Axys' research focus in oncology, make for a particularly exciting and synergistic merger for Celera."

After the planned acquisition is finalized, Michael C. Venuti, Ph.D., Axys' senior vice president for research and development, will report to Dr. Venter. Dr. Venuti is an organic chemist with more than 20 years of research experience in the pharmaceutical and biotechnology industry. His leadership of the chemistry, structural biology, and preclinical science teams at Axys and their integration with Celera's scientific organization will be invaluable as Celera moves toward validation of its promising discoveries. Axys president and chief executive officer Paul Hastings, with 17 years of pharmaceutical and biotech commercial management experience will report to Celera's

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chief operating office, Peter Chambre. He will play an important role in integrating Axys' capabilities that expand Celera's ability to commercialize its therapeutic discoveries.

"In drug discovery, the ultimate validation of a target is demonstrating that the target can be modulated by a small molecule in a dose-responsive way to produce a desired therapeutic effect," said Paul Hastings. "In contrast to many other discovery-oriented biotechnology companies, Axys has been successful in using a variety of tools to avoid dependence on a single rate-limiting technology. We are pleased by this merger agreement as we believe that Celera's volume of therapeutic targets coupled with Axys' drug discovery expertise focused on employing high throughput screening, medicinal chemistry, structure-based drug design, and pharmacology directed at preclinical lead optimization should make for a long-term competitive edge in drug discovery."

CONFERENCE CALL AND WEBCAST INFORMATION

A conference call with Applera Corporation, Celera Genomics, and Axys Pharmaceuticals executives will be held today at 9 a.m. EDT with investors and media to discuss the proposed merger. To participate, please phone (800) 598-1707 between 8:45 a.m. and 9:00 a.m. EDT. The conference ID is 1146097. Participants outside the US and Canada should call (+1) 706-634-4992. The call will also be webcast live on the Internet at http://www.celera.com/, http://axyspharm.com/, and http://www.companyboardroom.com/conferencecall.asp?date=20010612&client=

ABOUT AXYS

Axys Pharmaceuticals, Inc., an integrated small molecule drug discovery and development company, has a broad pipeline of products for chronic therapeutic applications that are partnered with world-class pharmaceutical companies and a proprietary product portfolio in oncology. Axys is also building shareholder value through investments in affiliated businesses that leverage the Axys technologies. Currently, these companies include Discovery Partners International, Inc. (Nasdaq:DPII), a chemistry services company, and DNA Sciences, a genetics company.

ABOUT CELERA

Applera Corporation comprises two operating groups. The Celera Genomics Group, an integrated source of genomic and related medical information headquartered in Rockville, MD, is evolving to become a next generation diagnostic and therapeutic discovery company. Celera intends to leverage its industrialized approach to biology to develop platforms for enabling these new discoveries both for subscribers and for its own internal product development. The Applied Biosystems Group (NYSE: ABI) develops and markets instrument-based systems, reagents, software, and contract services to the life science industry and research community. Applied Biosystems is headquartered in Foster City, CA, and reported sales of $1.4 billion during fiscal 2000. Information about Applera Corporation, including reports and other information filed by the company with the Securities and Exchange Commission, is available on the World Wide Web at www.applera.com, or by telephoning (800) 762-6923.

Certain statements in this press release are forward-looking. These may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate,"

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and "potential," among others. These forward-looking statements are based on
Applera Corporation's and Axys' current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, Applera Corporation and Axys note that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in forward-looking statements within this press release. The risks and uncertainties include but are not limited to: (1) failure of the transaction to close due to the failure to obtain regulatory or other approvals;
(2) failure of the Axys stockholders to approve the transaction; (3) the risk that the Axys business will not be integrated successfully into Celera; (4) unanticipated costs of such integration; (5) failure to successfully manage relationships with customers, suppliers and strategic partners during the pendency of and following the transaction; (6) unproven use of genomics information to develop products; (7) dependence on computer hardware, software, and internet applications; (8) potential adverse effect on the Celera Genomics group's intellectual property protection and the value of its products and services due to public disclosure of genomics sequence data; (9) government regulation of Celera's or Axys' products and services; (10) Axys' reliance on the efforts of its collaborative partners; (11) the risk that Axys' collaborations will not be successful; (12) the risk that clinical trials will not proceed as anticipated or may not be successful; (13) the risk that Axys will not be successful in entering into new collaborations; (14) market risk associated with Axys' substantial ownership interest in Discovery Partners International, Inc. and Axys' investments in its other affiliated businesses and
(15) other factors that might be described from time to time in Applera Corporation's and Axys' filings with the Securities and Exchange Commission.

ADDITIONAL INFORMATION

The collar mechanism will determine the ultimate exchange ratio delivered to Axys shareholders based on the average closing price of Celera common stock for the 10 trading days up until two days prior to closing. The mechanism provides a fixed exchange ratio of 0.1016 Celera shares per Axys share if the average Celera price is between (and including) $45.77 to $48.23. Above this fixed band, there is an upside collar of 25% whereby at average Celera prices of $48.24 to $60.29 the exchange ratio will fix the transaction value at $4.90 per share by providing an exchange ratio based on $4.90 divided by the average Celera price. In no case however shall the exchange ratio be less than 0.0813 (i.e. above an average Celera price of $60.29, the exchange ratio becomes fixed at 0.0813). There is a similar downside collar of 25% whereby at average Celera prices of $45.76 to $34.33 the exchange ratio will fix the transaction value at $4.65 per share by providing an exchange ratio based on $4.65 divided by the average Celera price. In no case however shall the exchange ratio be greater than 0.1355 (i.e. below an average Celera price of $34.33, the exchange ration becomes fixed at 0.1355).

Applera plans to file a Registration Statement on SEC Form S-4 in connection with the merger and Axys expects to mail a Proxy Statement/Prospectus to its stockholders containing information about the merger. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available.

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The Registration Statement and the Proxy Statement/Prospectus will contain important information about Applera, Celera, Axys, the merger, and related matters. Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the Securities and Exchange Commission at http://www.sec.gov. In addition to the Registration Statement and the Proxy Statement/Prospectus, Applera and Axys file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Interested parties may read and copy any reports, statements, and other information filed by Applera and Axys at the SEC public referenced rooms at 450 Fifth Street, N.W. Washington, D.C. 20549 or at the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 800-SEC-0330 for further information on public reference rooms. Applera's and Axys's filings with the Commission are also available to the public from commercial documents-retrieval services and the web site maintained by the Commission at http://www.sec.gov. The Registration Statement and Proxy Statement/Prospectus and these other documents may also be obtained for free from the parties.

Applera, Axys, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Axys in favor of the merger. The directors and executive officers of Applera and their beneficial ownership of Celera common stock are set forth in the proxy statement for the 2000 annual meeting of Applera. The directors and executive officers of Axys and their beneficial ownership of Axys common stock are set forth in the proxy statement for the 2001 annual meeting of Axys.

Copyright (C) 2001. Applera Corporation. All Rights Reserved.
Applera, Celera, Celera Genomics, and Celera Discovery System are trademarks and Applied Biosystems is a registered trademark of Applera Corporation or its subsidiaries in the US and certain other countries.


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